CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
In thousands of dollars (except per share amounts)

                                                     Thirteen weeks ended          Thirty-nine weeks ended
                                               Sept. 29, 1996  Sept. 24, 1995  Sept. 29, 1996  Sept. 24, 1995
                                                  ---------       ---------       ---------       ---------
Income from continuing operations                 $  115,348      $   90,278      $  348,189      $  311,024
Income from discontinued operations
  Income from outdoor operations, net of tax           4,723           5,823          11,248          10,706
  Gain on sale of outdoor business, net of tax       294,580                         294,580
                                                   ---------       ---------       ---------       ---------
Net Income                                        $  414,651      $   96,101      $  654,017      $  321,730
                                                   =========       =========       =========       =========

Weighted average
  number of
  common shares
  outstanding                                        140,944         140,181         140,823         140,103
                                                   =========       =========       =========       =========

Income per share from continuing operations            $0.82           $0.64           $2.47           $2.22
Income per share from discontinued operations
  Income per share from outdoor operations              0.03            0.05            0.08            0.08
  Income per share from gain on sale of outdoor         2.09            0.00            2.09            0.00
                                                       -----           -----           -----           -----
Net income per share                                   $2.94           $0.69           $4.64           $2.30
                                                       =====           =====           =====           =====

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